STATE OF MISSOURI ... OFFICE OF SECRETARY OF STATE
[Seal]
                        ROY D. BLUNT, Secretary of State
                               Limited Partnership

HONORABLE ROY D. BLUNT                                FILED
SECRETARY OF STATE                                    FEB 4, 1988 [sic 1989]
STATE OF MISSOURI                                     /s/ Roy D. Blunt
P.O. BOX 778                                              SECRETARY OF STATE
JEFFERSON CITY, MO  65102

                                   AMENDMENT
                       CERTIFICATE OF LIMITED PARTNERSHIP
                        (Must be submitted in duplicate)

1.   The name of the limited partnership is:

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

2.   The original  limited  partnership  filing date with Secretary of State is:
     April 20, 1988

3. If applicable, the certificate of limited partnership is amended as follows:

     A. A change in the amount or character of the contribution of any partner, or in any partner's obligation to make a contribution (designate if general partner):

            no change

     B. The admission of a new partner except that if the election pursuant to subsection 1 of section 359.171 is in effect then only upon the admission of a general partner ):

            no change

     C. The withdrawal of a partner, except that if the election pursuant to subsection 1 of section 359.171 is in effect then only upon the withdrawal of a general partner (designate if general partner):

            no change

     D. The continuation of the business under Section 359.451 after an event of withdrawal of a general partner:

            no change

4.   Section is amended as  follows:  Amendment  to make  election  pursuant  to
     Section 359.171. See sections 16 and 17 on attached certificate.

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                                                                           FILED
                                                         Feb. 14, 1988[sic 1989]
                                                                /s/ Roy D. Blunt
                                                              Secretary of State

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP

     The undersigned, having formed a Limited Partnership pursuant to the Missouri Revised Uniform Limited Partnership Act ("Missouri Act") pursuant to a Certificate of Limited Partnership dated April 20, 1988 ("Certificate") filed with the Secretary of State of Missouri and subsequently amended and restated on September 12, 1988 desire to amend the Certificate to elect, pursuant to Section
359.171 of the Missouri Act, to file a partner list in lieu of listing the limited partners of the limited partnership in the certificate of limited partnership.

     1. Name of Partnership: The name of the partnership is SECURED INVESTMENT RESOURCES FUND, L.P. III

     2. Purpose: The primary purpose and the character of the business of the Partnership is to invest in, hold, manage, operate, finance, refinance, lease and dispose of income-producing real estate which is improved, with an emphasis on the acquisition of existing apartment complexes and commercial properties including, but not limited to, shopping centers, office buildings, industrial buildings, warehouses and other properties located in the United States and to do all things necessary, related or incidental to the foregoing. The Partnership may enter into ventures, partnerships, and other business arrangements with respect to real estate deemed prudent by the General Partners in order to achieve successful operations for the Partnership subject to the provisions of the Partnership Agreement.

     3. The Address, Initial Registered Office and Name of Registered Agent: The principal place of business of the partnership is 5453 West 61st Place, Mission, Kansas 66205. The Partnership's registered office in the State of Missouri is 100 South Brentwood Blvd., 5th Floor, St. Louis, Missouri 63105. Its registered agent for service of process in the State of Missouri is Hoyt S Corporation, a Missouri corporation, 100 South Brentwood Blvd., Fifth Floor, St. Louis, Missouri 63105.

     4. Name and Address of Each Member: The names and places of residence of the general partners and the limited partners are as set forth on Exhibit A attached hereto.

     5. Contribution of Each Partner: The amount of cash contributed by the partners is as set forth on Exhibit A attached hereto.

     6. Additional Contributions by the Limited Partner: The Limited Partners shall not be required to make any additional contributions.

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     7. Rights of Limited Partners to Designate Assignees:  The Limited Partners
may  substitute an assignee in their place as a Limited  Partner,  provided that
(i) they receive the consent thereto of the general partners, and (ii) such assignment is in accordance with the Partnership Agreement.

     8. Withdrawal of a Partner: The Limited Partners shall not have any right to withdraw from the Partnership except as provided in the Partnership Agreement. A General Partner shall be entitled to withdraw from the Partnership at any time provided that the requirements of the Partnership Agreement are complied with.

     9. Partnership Interest of Each Partner: The share of the Profits and Losses and Net Cash Flow From Operations which each partner shall receive by reason of such partner's contributions are as determined by Article XI of the Partnership Agreement and as set forth on Exhibit A attached hereto.

     10. Time When Contribution of the Limited Partners is to be Returned: The Capital Contributions of the limited partners shall be returned to them upon dissolution, pursuant to the provisions of the Missouri Act unless returned at an earlier date as and when the General Partners so determine.

     11. Term of Partnership: The term for which the partnership is to exist is from the date hereof until sixty years from the date of its formation unless the General Partners determine to so extend the term of the Partnership or unless sooner terminated pursuant to the terms of the Partnership Agreement.

     12. Remaining Partners' Right to Continue the Business: If there shall be more than one general partner, then, on the death, insolvency, adjudication bankruptcy, expulsion dissolution, withdrawal or retirement of a general partner (referred to collectively as "Withdrawal"), the remaining general partner(s) may continue the partnership. In the case of the Withdrawal of the last general partner, the Partnership may continue its business with the written approval of Limited Partners owning more than 50% of the Units.

     13. Priority Rights of the Limited Partners: None.

     14. Admission of Additional Limited Partners: New limited partners may be admitted with the consent of the general partners.

     15. Rights of Limited Partners to Demand Property in Lieu of Cash: No Limited Partner has the right to demand and receive any property other than cash in return for his capital contribution.

     16. Location of Partner List: Pursuant to Subsection 3 of Section 359.171 of the Missouri Act, the Partner List shall be maintained at the office of the limited partnership's registered

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agent,  which office is located at 100 South Brentwood  Blvd.,  Fifth Floor, St.
Louis, Missouri 63105, and shall be available for review and inspection by the public during reasonable business hours.

     17. Filing of Partner List with Secretary of State: Pursuant to Subsection 4 of Section 359.171 of the Missouri Act, the limited partnership will file with the Secretary of State, on or before June thirtieth of each year, a partner list as of May thirty-first of said year.

                                       GENERAL PARTNERS:

                                       /s/ James R. Hoyt
                                           JAMES R. HOYT

                                       /s/ Bill P. Charcut
                                           BILL P. CHARCUT

                                       HOYT PARTNERS III, L.P.

                                       By: Hoyt S Corporation, general partner

                                       By: /s/ James R. Hoyt
                                           James R. Hoyt, President

                                       NICHOLS RESOURCES, LTD.

                                       By: /s/ Anthony J. Sweeney
                                       Its: President

                                       INITIAL LIMITED PARTNER:

                                       By:  /s/ James R. Hoyt
                                            James R. Hoyt, General Partner

DATED St. Louis County, Missouri  January 12, 1989.

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                                    EXHIBIT A

INVESTORS                          Percentage of
                                  Profits, Losses              Capital
GENERAL PARTNERS:                and Net Cash Flow          Contributions
-----------------                -----------------          -------------
Bill P. Charcut                      .01%                       $500
11517 W. 101st Street
Overpark, Kansas 66214

James R. Hoyt                        .01%                       $500
5453 West 61st Place
Mission, Kansas 66205

Hoyt Partners III, L.P.              .97%                       $500
5453 West 61st Place
Mission, Kansas 66205

Nichols Resources, Ltd.              .01%                       $500
310 Ward Parkway
Kansas City, MO 64112

INITIAL LIMITED PARTNER:

James R. Hoyt                      99.00%                     $2,500
5453 West 61st Place
Mission, Kansas 66205

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